CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Form S-11 on Form S-3 of Phillips Edison – ARC Shopping Center REIT Inc. (Registration Statement No. 333-164313) of:

•	Our report dated May 4, 2012, relating to the combined statement of revenues and certain operating expenses of Tramway Crossing and Westin Centre for the year ended December 31, 2011 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement) appearing in the current report on Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated May 4, 2012

•	Our report dated July 10, 2012, relating to the statement of revenues and certain operating expenses of The Village at Glynn Place for the year ended December 31, 2011 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement) appearing in the current report on Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated July 10, 2012

•	Our report dated August 8, 2012, relating to the statement of revenues and certain operating expenses of Vine Street Square for the year ended December 31, 2011 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement) appearing in the current report on Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated August 8, 2012

•	Our report dated November 7, 2012, relating to the statement of revenues and certain operating expenses of Richmond Plaza for the year ended December 31, 2011 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement) appearing in the current report on Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated November 7, 2012

•	Our report dated April 3, 2013 relating to the combined statement of revenues and certain operating expenses of The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek and Macland Pointe for the year ended December 31, 2012 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement) appearing in the current report on Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated April 3, 2013

•	Our report dated April 3, 2013 relating to the statement of revenues and certain operating expenses of Fairlawn Town Centre for the year ended December 31, 2012 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement) appearing in the current report on Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated April 3, 2013

•	Our report dated May 8, 2013, relating to the combined statement of revenues and certain operating expenses of Murray Landing, Vineyard Shopping Center, and Kleinwood Center for the year ended December 31, 2012 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement) appearing in the current report on Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated May 8, 2013

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

February 28, 2014